SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                 Charter Municipal Mortgage Acceptance Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       on

                                  June 14, 2000

                                  -------------

                                                                  April 30, 2000

To the Shareholders of Charter Municipal Mortgage Acceptance Company:

      NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Charter Municipal Mortgage Acceptance Company ("CharterMac") will be held Wednesday, June 14, 2000 at 1:30 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

      (1) The election of two (2) Trustees for a term of three years to expire in 2003.

      (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Trustees recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Shareholders.

      This year, for the first time, you can vote your CharterMac shares of beneficial interest by Internet or phone. Follow the instructions on the enclosed proxy card if you wish to do so. Or, if you prefer to vote by regular mail, please sign, date and return the enclosed proxy card in the enclosed return envelope as soon as possible.

      The Board of Trustees has fixed the close of business on April 17, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Trustees


                                          /s/ Stuart J. Boesky

                                          Stuart J. Boesky
                                          President and Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU VOTE YOUR SHARES EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, ON THE INTERNET OR BY MAIL WHETHER OR NOT YOU ATTEND THE MEETING.

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

      The accompanying form of proxy is solicited on behalf of the Board of Trustees of Charter Municipal Mortgage Acceptance Company ("CharterMac") for use at the Annual Meeting of Shareholders of CharterMac (the "Meeting") to be held Wednesday, June 14, 2000 at 1:30 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. CharterMac has first mailed these proxy materials to holders (the "Shareholders") of shares of beneficial interest of CharterMac (the "Shares"), on or about May 1, 2000. CharterMac's executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Shareholders of record at the close of business on April 17, 2000 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

      This year, for the first time, Shareholders are able to vote their Shares by telephone or on the Internet. If you wish to vote your Shares by telephone or the Internet, follow the instructions on the attached proxy card.

      Shares represented by properly executed proxy cards, Internet votes or telephone votes received by CharterMac at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. If no instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Trustees.

      Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to CharterMac of its revocation by submission of a duly executed proxy bearing a later date or by the vote of the Shareholder cast in person at the Meeting.

      The Board of Trustees recommends a vote "FOR" each of the Trustees.

      As of April 17, 2000 approximately 20,582,628 Shares of CharterMac were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                                   MANAGEMENT

Trustees and Officers

      The Board of Trustees directs the management of the business and affairs of CharterMac, but retains Related Charter, LP (the "Manager") to manage the Company's day-to-day affairs. The Board of Trustees delegates to the Manager responsibilities with respect to, among other things, overseeing the portfolio of assets of CharterMac and the acquisition or disposition of investments. During 1999, the Board of Trustees held eleven meetings and the audit committee held a total of three meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 92.7%. On March 15, 2000, the Board of Trustees passed a resolution that authorized the addition of two Trustees, an independent Trustee and an affiliated Trustee, to the CharterMac Board of Trustees, bringing the total number of Trustees to seven. On December 16, 1999 J. Michael Fried resigned his position as Chairman of the Board of Trustees and Chief Executive Officer of CharterMac. Stephen M. Ross replaced Mr. Fried as Chairman of the Board and Stuart J. Boesky replaced Mr. Fried as Chief Executive Officer.

The Trustees and Executive Officers of CharterMac are as follows:

                                                           Year First Became
Name                  Age          Office Held              Officer/Trustee    Term Expires
----                  ---          -----------              ---------------    ------------
Stephen M. Ross       59    Managing Trustee,
                            Chairman of the Board              1999               2000

Peter T. Allen        54    Managing Trustee                   1997               2001

Arthur P. Fisch       58    Managing Trustee                   1997               2001

Stuart J. Boesky      43    Managing Trustee, President,
                            and Chief Executive Officer        1997               2000

Alan P. Hirmes        45    Managing Trustee,
                            Executive Vice President,
                            Secretary                          1997               2002

Michael J. Brenner    54    Managing Trustee                   2000               2001

Thomas W. White       63    Managing Trustee                   2000               2002

John B. Roche (1)     42    Chief Financial Officer and
                            Chief Accounting Officer           1998               --

--------
(1) Mr. Roche has resigned, effective May 15, 2000. Mr. Hirmes has been appointed interim Chief Financial Officer and interim Chief Accounting Officer. CharterMac is in the process of hiring a new Chief Financial Officer and a new Chief Accounting Officer.

Biographical information with respect to Messrs. Ross and Boesky is set forth under "PROPOSAL BEFORE THE MEETING ", below.

PETER T. ALLEN is a Managing Trustee of CharterMac and is President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the Board of Directors of Aegis Realty, Inc. ("Aegis") and on the Board of Trustees of American Mortgage Acceptance Company ("AMAC"), two companies that are also advised by affiliates of Related Capital Company ("Related"), the real estate finance affiliate of The Related Companies, L.P. ("TRCLP")

ARTHUR P. FISCH is a Managing Trustee of CharterMac and is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City

University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Directors of Aegis and the Board of Trustees of AMAC.

ALAN P. HIRMES is a Managing Trustee, the Executive Vice President and the Secretary of CharterMac and is a Senior Vice President and a Member of the sole general partner of the Manager. Mr. Hirmes is also the sole shareholder of one of the general partners of Related and is a Senior Managing Director of Related, where he is responsible for overseeing the finance and accounting departments, asset and portfolio management, and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Directors of Aegis.

MICHAEL J. BRENNER is a Managing Trustee of CharterMac, and is the Executive Vice President and Chief Financial Officer of TRCLP. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction. Mr. Brenner also serves on the Board of Directors of Aegis.

THOMAS W. WHITE is a Managing Trustee of CharterMac. Mr. White retired as a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in portfolio or Mortgage-Backed Securities. Mr. White joined Fannie Mae in November 1987 as director of multifamily product management. He was elected Vice President for multifamily asset acquisition in November 1998 and assumed his position of Senior Vice President in November 1990. Prior to joining Fannie Mae, he served as an investment banker with Bear Stearns, Inc. He also was the executive vice president of the National Council of State Housing Agencies; chief underwriter for the Michigan State Housing Development Authority; and served as a state legislator in the state of Michigan.

JOHN B. ROCHE is the Chief Financial Officer and the Chief Accounting Officer of CharterMac, is a Senior Vice President and Chief Financial Officer of the general partner of the Manager and is also a Senior Vice President of Related. Prior to joining Related, he was the Vice President and Chief Financial Officer of Emmes Asset Management Company, a real estate and financial services firm. From 1991 through 1996, he was the Vice President of Finance of the Robert Martin Company, a developer, owner and operator in Westchester County, New York. He spent six years in Public Accounting with the firms of Peat Marwick & Mitchell and later, Kenneth Leventhal & Co. He has been a Certified Public Accountant in New York since 1986. Mr. Roche holds a Masters in Business Administration from the Columbia Business School and a Bachelor of Arts in Accounting from Queens College.

Committees of the Board of Trustees

      The Board of Trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of CharterMac, the periodic review of CharterMac's financial statements and meetings with CharterMac's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Boesky and had three meetings during CharterMac's fiscal year ended December 31, 1999.

      The Compensation Committee's duties include the determination of compensation, if any, of CharterMac's executive officers and of the Manager and the administration of CharterMac's Incentive

Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during CharterMac's fiscal year ended December 31, 1999. The Compensation Committee must have at least two members, each of which must be Independent Trustees.

The Manager

      The directors and executive officers of Related Charter LLC ("Related Charter"), the sole general partner of the Manager, are set forth below. These officers of the sole general partner of the Manager may also provide services to CharterMac on behalf of the Manager.

Related Charter LLC

                                                               Year First Became
Name                   Age        Offices Held                  Officer/Member
----                   ---        ------------                  --------------

Stuart J. Boesky       43    Member, President and
                             Chief Executive Officer                  1997

Alan P. Hirmes         45    Member, Senior Vice President            1997

Stephen M. Ross        59    Member                                   1997

John B. Roche (1)      42    Senior Vice President and Chief
                             Financial Officer                        1998

James D. Spound        39    Senior Vice President                    1998

Bruce H. Brown         46    Senior Vice President                    1997

Mark J. Schlacter      49    Vice President                           1997

Max E. Schlopy         63    Vice President                           1998

Denise L. Kiley        40    Vice President                           1997

Marc D. Schnitzer      39    Vice President                           1997

John Sorel             39    Vice President                           1999

Richard A. Palermo     39    Vice President, Treasurer, Controller
                             and Chief Accounting Officer             1997

Teresa Wicelinski      34    Secretary                                1998

-----------
(1) Mr. Roche has resigned, effective May 15, 2000. Mr. Hirmes has been appointed interim Chief Financial Officer.

Biographical information with respect to Messrs. Hirmes and Roche is set forth above and with respect to Messrs. Ross and Boesky is set forth under "PROPOSAL BEFORE THE MEETING", below.

JAMES D. SPOUND is a Senior Vice President of the sole general partner of the Manager with primary responsibility for mortgage acquisitions. He joined Related from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure. Since 1992, Mr. Spound has been responsible for the structuring and execution of over $2.1 billion of Mortgage Revenue Bond transactions encompassing a wide range of credit enhanced and non-credit enhanced structures. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

BRUCE H. BROWN is a Senior Vice President of the sole general partner of the Manager and is a Senior Vice President of Related, where he is director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

MARK J. SCHLACTER is a Vice President of the sole general partner of the Manager. Mr. Schlacter is a Vice President of Related and has been with Related since June 1989. Mr. Schlacter is primarily responsible for the origination and acquisition of taxable mortgage products. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

MAX E. SCHLOPY is a Vice President of the sole general partner of the Manager. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for many years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President - General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several states and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. He presently practices law and offers consulting services to the real estate industry from his offices in Park City, Utah. Mr. Schlopy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

DENISE L. KILEY is a Vice President of the sole general partner of the Manager and is also a Managing Director for Related and is the Director of Related's underwriting and asset management group. Ms. Kiley is responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in Related sponsored corporate, public and private equity and debt funds. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER is a Vice President of the sole general partner of the Manager. Mr. Schnitzer is a Managing Director of Related and Director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New

York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

JOHN SOREL is a Vice President of the sole general partner of the Manager and is a Vice President of Related. Mr. Sorel is responsible for overseeing construction risk management for CharterMac. Prior to joining Related in November, 1999, Mr. Sorel was a Vice President for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

RICHARD A. PALERMO is a Vice President, the Treasurer, Chief Accounting Officer and the Controller of the sole general partner of the Manager. Mr. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

TERESA WICELINSKI is the Secretary of the sole general partner of the Manager. Ms. Wicelinski joined Related in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

Certain Relationships and Related Transactions

      CharterMac has and will continue to have certain relationships with the Manager and its affiliates. However, there have been no direct financial transactions between CharterMac and its Trustees and officers or the members and officers of the sole general partner of the Manager.

      CharterMac and the Manager entered into a Management Agreement pursuant to which the Manager is obligated to use its best efforts to seek out and present to CharterMac, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of CharterMac and consistent with such investment programs as the Board of Trustees may adopt from time to time in conformity with CharterMac's Trust Agreement.

      Although the Board of Trustees has continuing exclusive authority over the management of CharterMac, the conduct of its affairs and the management and disposition of the CharterMac's assets, the Board of Trustees has initially delegated to the Manager, subject to the supervision and review of the Board of Trustees and consistent with the provisions of the Trust Agreement, the power and duty to: (i) manage the day-to-day operations of CharterMac; (ii) acquire, retain or sell CharterMac's assets; (iii) seek out, present and recommend investment opportunities consistent with CharterMac's investment policies and objectives, and negotiate on behalf of CharterMac with respect to potential investments or the dispositions thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of CharterMac and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for CharterMac such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of CharterMac, paying the debts and fulfilling the obligations of CharterMac, and handling, prosecuting and settling any claims of CharterMac, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for CharterMac such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of CharterMac; (vii) evaluate, structure and negotiate prepayments or sales of CharterMac's mortgage investments and mortgage securities; (viii) monitor operations and expenses of CharterMac; and (ix) from time to time, or as requested by the Board of Trustees, make reports to CharterMac as to its performance of the foregoing services.

      The original term of the Management Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the Management Agreement will be renewed annually by CharterMac, subject to an evaluation of the performance of the Manager by the Board of Trustees. The Management Agreement may be terminated (i) without Cause by the Manager or (ii) for Cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

      The Management Agreement cannot be terminated by CharterMac prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or willful misconduct of the Manager. CharterMac cannot dissolve and liquidate prior to such date except upon a recommendation of the Manager and the vote of a majority in interest (a "Majority Vote") of the Shareholders. After October 1, 2001, the vote of the holders of 66-2/3% of CharterMac's then outstanding Shares is required to approve a dissolution and liquidation of CharterMac that is not recommended by the Manager and the Majority Vote of Shareholders is required to approve a liquidation of CharterMac recommended by the Manager. If for any reason, whether prior to or after October 1, 2001, the Management Agreement is terminated in accordance with its terms, CharterMac may dissolve and liquidate upon the Majority Vote of Shareholders.

      Pursuant to the terms of the Management Agreement, the Manager is entitled to receive the fees and other compensation set forth below:

      Fee/Compensation*                   Amount
      -----------------                   ------

      Bond Selection Fee                  2.00% of the principal amount of each
                                          First Mortgage Bond ("FMB") or other
                                          tax exempt instrument originated or
                                          acquired by CharterMac or its
                                          subsidiaries.

      Bond Placement Fee                  2.00% of the principal amount of each
                                          FMB or other tax exempt instrument
                                          originated or acquired by CharterMac
                                          or its subsidiaries (payable by the
                                          borrower, and not CharterMac).

      Special Distribution Fee            0.375% per annum of the total invested
                                          assets of CharterMac or its
                                          subsidiaries.

      Loan Servicing Fee                  0.25% per annum based on the
                                          outstanding principal amount of FMBs
                                          owned by CharterMac and its
                                          subsidiaries.

      Operating Expense Reimbursement     For direct expenses incurred by the
                                          Manager in an amount not to exceed
                                          $315,510 per annum (subject to further
                                          increase based on increases in
                                          CharterMac's and its subsidiaries'
                                          assets and to annual increases based
                                          upon increases in the Consumer Price
                                          Index).

      Incentive Share Options             The Manager may receive options to
                                          acquire additional Shares pursuant to
                                          CharterMac's Incentive Share Option
                                          Plan only if CharterMac's
                                          distributions in any year exceed
                                          $0.9517 per Share (i.e., the 1996 pro
                                          forma distributions per Share set
                                          forth in CharterMac's Solicitation
                                          Statement dated as of June

                                    15, 1997), and the Compensation Committee of the Board of Trustees determines to grant such options.

      Liquidation                   Fee 1.50% of the gross sales price of the
                                    assets sold by CharterMac in connection with a liquidation of CharterMac assets supervised by the Manager.

---------------
* The Manager is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

      Affiliates of the Manager may provide certain financial guarantees to facilitate leveraging by CharterMac, for which they could be paid market rate fees. In addition, affiliates of the Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing CharterMac's FMBs, for which they could be paid market rate fees.

      The Manager may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by CharterMac, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of CharterMac. Before the Manager, the officers and directors of the Manager and all persons controlled by the Manager and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to CharterMac if (i) such opportunity is of a character which could be taken by CharterMac, (ii) such opportunity is compatible with CharterMac's investment objectives and policies and (iii) CharterMac has the financial resources to take advantage of such opportunity.

      The Trust Agreement and Management Agreement provide that CharterMac will indemnify the Manager and its affiliates under certain circumstances.

      The Manager is entitled to subcontract its obligations under the Management Agreement to an affiliate. In accordance with the foregoing, the Manager has assigned its rights and obligations to Related.

      The Manager has been designated the "Tax Matters Partner" to manage administrative tax proceedings conducted at CharterMac's level by the IRS with respect to company matters. The Manager will also serve as the general partner of CharterMac for tax purposes.

Security Ownership of Certain Beneficial Owners and Management

      As of April 17, 2000, no person was known by CharterMac to be the beneficial owner of more than five percent of the outstanding Shares of CharterMac.

      As of April 17, 2000, the members of the sole general partner of the Manager own, in the aggregate, 100% of the voting stock of the sole general partner of the Manager.

      As of April 17, 2000, Trustees and senior officers of CharterMac and members and senior officers of the sole general partner of the Manager own directly or beneficially Shares of CharterMac as follows:

                                                         Amount and Nature of
Name                              Title                  Beneficial Ownership    Percent of Class
----                              -----                  --------------------    ----------------
Stephen M. Ross          Chairman of the Board of          208,262 Shares(1)            1.01%
                         CharterMac and Member of
                         Related Charter

Alan P. Hirmes           Trustee, Executive VP and         23,447 Shares(1)             *
                         Secretary, of CharterMac
                         and Member and Senior VP
                         of Related Charter

Stuart J. Boesky         Trustee, President and            33,795 Shares(1)(2)          *
                         CEO of CharterMac and Member,
                         President and CEO of Related
                         Charter

Peter T. Allen           Trustee of CharterMac              1,776 Shares                *

Arthur P. Fisch          Trustee of CharterMac              1,776 Shares                *

Thomas W. White          Trustee of CharterMac                  0 Shares                --

Michael J. Brenner       Trustee of CharterMac                  0 Shares                --

John B. Roche (3)        CFO & CAO of CharterMac and
                         SVP & CFO of Related Charter       1,000 Shares                *

Bruce H. Brown           Senior VP of Related Charter           0 Shares                --

James D. Spound          Senior VP of Related Charter           0 Shares                --

All Senior Officers and Trustees of CharterMac
and Related Charter as a group (10 persons)               270,056 Shares(1)(2)          1.31%

*Less than 1% of the outstanding Shares.

(1) 11 of these Shares are owned by the Manager, of which a majority is owned by Messrs. Ross, Hirmes, and Boesky.
(2) 15,784 Shares are owned by BF Security Partners, of which Mr. Boesky is a 50% equity owner.
(3)   Mr. Roche has resigned, effective May 15, 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CharterMac's officers and trustees, and persons who own more than ten percent of a registered class of CharterMac's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish CharterMac with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CharterMac believes that during the fiscal year ended December 31, 1999, CharterMac's officers, trustees and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                           PROPOSAL BEFORE THE MEETING

Election of Trustees

      The Board of Trustees is divided into three classes, currently consisting of two classes of two trustees each and one class of three trustees. At the Meeting, two Trustees are to be elected for three year terms expiring in 2003. All of the nominees are currently Trustees of CharterMac. Trustees are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Shareholders whether present in person or by proxy).

      Unless Shareholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Trustees. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Trustees recommends a vote FOR each of the listed nominees.

      The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2003.

Name of Trustee/
Nominee for Election         Age    Principal Occupation
--------------------         ---    --------------------

Stephen M. Ross              59     Mr. Ross is Chairman of the Board of
                                    Trustees of CharterMac and is a Member of the sole general partner of the Manager. Mr.
                                    Ross is the founder, Chairman, CEO and
                                    Managing General Partner of TRCLP. Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding Related in 1972. Mr. Ross graduated from the University of Michigan
                                    School of Business Administration with a Bachelor of Science degree and from Wayne
                                    State School of Law with a Juris Doctor
                                    degree. He then received a Master of Law degree in Taxation from New York University
                                    School of Law. Mr. Ross recently endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan.

Stuart J. Boesky             43     Mr. Boesky is a Managing Trustee and the
                                    President and Chief Operating Officer of
                                    CharterMac and is the President, the Chief
                                    Operating Officer and a Member of the sole general partner of the Manager. Mr. Boesky practiced real estate and tax law in New
                                    York City with the law firm of Shipley &
                                    Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984, Mr.
                                    Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein
                                    (which subsequently merged with Strook &
                                    Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath.
                                    Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris
                                    Doctor degree. He then received a Master of Laws degree in Taxation from Boston
                                    University School of Law. Mr. Boesky is a member of the audit committee. Mr. Boesky also serves on the Board of Directors of Aegis and the Board of Trustees of AMAC.

                             EXECUTIVE COMPENSATION

Trustees and Management

      CharterMac has three executive officers and seven Trustees (three of whom are Independent Trustees). CharterMac does not pay or accrue any fees, salaries or other forms of compensation to its officers other than options which may be received under the Share Option Plan. Independent trustees receive compensation for serving as Independent Trustees. Commencing in the calendar year 2000, Mr. White will receive compensation at the rate of $30,000 per year, payable $20,000 in cash (or, at Mr. White's option, Shares) and Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees. Messrs. Allen and Fisch will receive compensation at the rate of $17,500 per year payable $7,500 in cash (or, at Messrs. Allen's or Fisch's option, Shares) and Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees. Prior to 2000, Messrs. Allen and Fisch received $15,000 per year in aggregate compensation, in addition to an expense reimbursement for attending meetings of the Board of Trustees.

      The Manager, at its expense, provides all personnel necessary to conduct CharterMac's regular business. The Manager receives various fees for advisory and other services performed under the Management Agreement, as further described in the "MANAGEMENT - Certain Relationships and Related Transactions" section of this Proxy Statement. An affiliate of the Manager pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of CharterMac and the general partner of the Manager. Certain members and officers of the sole general partner of the Manager and certain officers of CharterMac receive compensation from the Manager and its affiliates for services performed for various affiliated entities, which may include services performed for CharterMac. Such compensation may be based in part on the performance of CharterMac; however, the Manager believes that any compensation attributable to services performed for CharterMac is immaterial.

Share Option Plan

      CharterMac has adopted an Incentive Share Option Plan (the "Plan"), the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of the Manager and its employees and officers with the interests of the Shareholders by providing the Manager with substantial financial interest in CharterMac's success. The Compensation Committee, which is comprised of Messrs. Allen and Fisch, administers the Plan. Pursuant to the Plan, if CharterMac's distributions per Share in the immediately preceding calendar year exceed $0.9517 per Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Shares which is equal to three percent of the Shares outstanding as of December 31 of the immediately preceding calendar year (or in the initial year, as of October 1, 1997), provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Shares over the life of the Plan equal to 2,058,638 Shares ( i.e. 10% of the Shares outstanding on October 1, 1997.)

      Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

      All options granted by the Compensation Committee will have an exercise price equal to or greater than the fair market value of the Shares on the date of the grant. The maximum option term is ten years from the date of grant. All Share options granted pursuant to the Incentive Share Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee. No options were granted for the years ended December 31, 1997 or December 31, 1998. In 1999, CharterMac distributed $0.995 per Share; therefore, the Compensation Committee is authorized to issue options for the year ended December 31, 1999, although no options have been issued as of the date of this proxy.

Report of the Compensation Committee

      The Compensation Committee is comprised of two Independent Trustees (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Plan. Because CharterMac does not pay salaries and bonuses to the officers of CharterMac or the general partner of the Manager, the Compensation Committee does not determine executives' salary levels. Subject to the restrictions contained in the Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

      CharterMac's grants of stock options are structured to link the compensation of the officers of CharterMac, the officers of the general partner of the Manager and the officers and employees of affiliates of the Manager with CharterMac's performance. Through the establishment of the Plan, CharterMac has aligned the financial interests of its executives (and the executives of the Manager) with the results of CharterMac's performance, which is intended to enhance Shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the Compensation Committee believes to be consistent with others in CharterMac's industry, with such compensation contingent upon CharterMac's level of annual and long-term performance.

      Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is CharterMac's goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that CharterMac is externally managed and the only compensation that currently may be paid to its executives are options pursuant to the Plan, it is unlikely that Section 162 (m) will present any concerns.

                                              COMPENSATION COMMITTEE


                                                  Peter T. Allen
                                                 Arthur P. Fisch

Stock Performance Graph

      The following stock performance graph compares CharterMac's performance to the S&P 500 and the Russell 2000 stock index. CharterMac is currently one of the companies included in the Russell 2000 stock index, an index that measures the performance of small market capitalization companies. The graph assumes a $100 investment on October 16, 1997. All stock price performance figures includes the reinvestment of dividends.

Cumulative Total Return

                                    10/16/97    12/97   12/98     12/99
                                    --------    -----   -----     -----

CHARTERMAC                            $100      $102     $104      $110
S&P 500                                100       103      132       160
RUSSELL 2000                           100       102       95        94

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP have been and are presently the independent auditors for CharterMac. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Shareholders.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by CharterMac. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and CharterMac will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, telephone and Internet, proxies may be solicited by trustees, officers and regular employees of CharterMac and the Manager by personal interview or telephone.

                                VOTING PROCEDURES

      Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              SHAREHOLDER PROPOSALS

      Any proposal by a Shareholder of CharterMac intended to be presented at the 2001 Annual Meeting of Shareholders must be received by CharterMac at its principal executive office not later than January 6, 2001 for inclusion in CharterMac's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, CHARTERMAC WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Shannon Lizee at Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

      The Board of Trustees does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card, or vote by telephone or on the Internet. Your failure to do so will increase the costs of operating CharterMac and decrease the return on your investment.

                                    By Order of the Board of Trustees


                                    /s/ Stuart J. Boesky

April 30, 2000                      Stuart J. Boesky
                                    President and Chief Executive Officer

                                [CharterMac Logo]

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of CharterMac that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

This year, for the first time, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.

If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Charter Municipal Mortgage Acceptance Company

--------------------------------------------------------------------------------

                                      Proxy

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Alan P. Hirmes and Michael J. Brenner, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Charter Municipal Mortgage Acceptance Company ("CharterMac") held of record by the undersigned on April 17, 2000 at the Annual Meeting of Shareholders to be held on June 14, 2000 and any adjournments thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL. THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Vote By Telephone                        Vote By Internet
-----------------                        ----------------
Its fast, convenient and immediate!      It's fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone     immediately confirmed and posted.
1-877-PRX-VOTE (1-888-779-8683)

--------------------------------------------------------------------------------

Follow these four easy steps:

1. Read the accompanying Proxy Statement/and Proxy Card
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded Instructions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card
2. Go to the Website
   http://www.eproxyvote.com/chc
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the Instructions provided.

--------------------------------------------------------------------------------

Your vote is important!                  Your vote is important!
Call 1-877-PRX-VOTE anytime!             Go to www.eproxyvote.com/chc anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet
--------------------------------------------------------------------------------

                                   DETACH HERE

|X| Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS

1. Election of Trustees.
   Nominees: Stephen M. Ross, Stuart J. Boesky

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

        FOR               WITHHELD

        |_|              |_|

  |_| _______________________________________
      For both nominees except as noted above

      MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT |_|

      Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature: _________________________________ Date: ______________


Signature: _________________________________ Date: ______________